UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2012

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1485933	26-3552213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza, No. 91 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China 100022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86 10 85712518

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statement or a Related Audit Report of Completed Interim Review.

On March 16, 2012, the audit committee of the board of directors of Trunkbow International Holdings Limited (the “Company”) concluded that the Company’s consolidated financial statements as of December 31, 2009, and for the year then ended (the “2009 Financial Statements”) should no longer be relied upon.

Although it was the initial determination of the Company’s management that the independent registered public accounting firm which provided an audit report regard the 2009 fiscal year was “independent” as required by SEC rules, after various submissions to and discussions with the Staff of the SEC on this matter, and in recognition of the Staff’s position with respect thereto, the Audit Committee of the Company’s Board of Directors determined (and such determination was subsequently ratified by the Board) that it was necessary to have the Company’s consolidated financial statements as of December 31, 2009, and for the year then ended (the “2009 Financial Statements”), included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as its registration statements filed with the SEC regarding its initial public offering in 2011, reviewed and reported upon by another independent registered public accounting firm.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2012	TRUNKBOW INTERNATIONAL HOLDINGS LTD.

By:
Name: Yuanjun Ye Title: Chief Financial Officer